VIACOM INC.
                         1515 Broadway            [Conformed Copy]
                       New York, New York

                                       October 21, 1993

Blockbuster Entertainment Corporation
One Blockbuster Plaza
Fort Lauderdale, Florida  33301-1860

Dear Sirs:

         Viacom Inc., a Delaware corporation (the "Company"), and Blockbuster Entertainment Corporation, a Delaware corporation (the "Purchaser"), are parties to a letter agreement dated September 29, 1993. The Company and the
Purchaser hereby amend and restate such letter agreement in its entirety as follows:

         1. Subject to the terms and conditions set forth herein, the Purchaser hereby subscribes for, and agrees to purchase, and the Company agrees to issue and sell, 24,000,000 shares of a new series of convertible preferred stock of the Company designated Series A Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), for an aggregate purchase price of $600,000,000, representing a purchase price of $25.00 per share. The terms of the Preferred Stock are set forth in the form of Certificate of Designation attached as Annex I hereto (the "Certificate of Designation"), which terms are subject to amendment in accordance with the provisions hereof.

         2.  (a)   The closing (the "Closing") of the purchase
provided for in paragraph 1 shall take place at a date mutually agreed by the parties (but in any event no later than October 22, 1993) upon satisfaction of the conditions specified in paragraph 5 at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York. The date and time of the Closing are referred to herein as the "Closing Date".

         (b) At the Closing, the Purchaser shall deliver to the Company $600,000,000 in cash by wire transfer in immediately available funds to an account of the Company designated by the Company, by notice to the Purchaser prior to the Closing Date, and the Company shall deliver to the Purchaser a certificate representing the shares of Preferred Stock, registered in the name of the Purchaser.

         3.  (a)   The Purchaser represents and warrants to the
Company that: (i) the execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of the Purchaser; (ii) this Agreement has been duly and validly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);
(iii) the execution, delivery and performance of this Agreement by the Purchaser and the purchase of Preferred Stock by the Purchaser do not conflict with or violate or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under the Certificate of Incorporation or By-Laws or equivalent organizational documents of the Purchaser; (iv) the execution, delivery and performance of this Agreement by the Purchaser do not, and the consummation of the transactions contemplated hereby by the Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental authority with respect to the Purchaser, except under the 1934 Act; (v) the Purchaser is acquiring the Preferred Stock and the Common Stock of the Company issuable upon conversion of the Preferred Stock for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof; and
(vi) the Purchaser is an "accredited investor" within the meaning of Rule 501 under the 1933 Act.

         (b) Except as set forth in this paragraph 3, the Purchaser makes no other representation, express or implied, to the Company.

         4. (a) The Company represents and warrants to the Purchaser that (i) each of the Company and each Subsidiary (as defined below) is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below); (ii) the execution and delivery of this Agreement by the Company and the issuance of the Preferred Stock in accordance with the terms of this Agreement and the Certificate of Designation have been duly and validly authorized by all necessary corporate action on the part of the Company; (iii) this Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);
(iv) the execution, delivery and performance of this Agreement by the Company do not, and the issuance of the Preferred Stock and the performance of the Company's obligations in accordance with the terms of this Agreement and the Certificate of Designation will not, conflict with or violate or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under
(A) the Certificate of Incorporation or By-Laws or equivalent organizational documents of the Company or any Subsidiary, (B) any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary, or (C) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected, except in the case of subclauses (B) and (C) above, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the issuance of the Preferred Stock in accordance with the terms of this Agreement and the Certificate of Designation in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement and the Certificate of Designation in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect; (v) the execution, delivery and performance of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental authority with respect to the Company, except for the filing with the Secretary of State of the State of Delaware of the Certificate of Designation, filings after the Closing of the Certificate of Designation with appropriate authorities in states in which the Company is qualified as a foreign corporation, any filings required to effect the registration pursuant to paragraph 8 and any filings pursuant to federal and state securities laws which will be timely made after the Closing hereunder; (vi) the Preferred Stock to be issued hereunder has been duly authorized and, upon issuance at the Closing, will be validly issued, fully paid and nonassessable, and free and clear of all security interests, liens, claims, encumbrances, pledges, options and charges of any nature whatsoever, and the issuance of such Preferred Stock will not be subject to preemptive rights of any other stockholder of the Company; (vii) prior to the Closing, the Certificate of Designation will have been filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law; (viii) the shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock"), of the Company issuable upon conversion of the Preferred Stock have been duly authorized and reserved for issuance upon such conversion and, upon issuance of such shares in accordance with the Certificate of Designation, will be validly issued, fully paid and nonassessable; (ix) the authorized capital stock of the Company consists of 100,000,000 shares of the Company's Class A Common Stock, 150,000,000 shares of Class B Common
Stock and 100,000,000 shares of Preferred Stock, par value
$0.01 per share ("Company Preferred Stock"); (x) as of August 31, 1993, (A) 53,431,699 shares of the Company's Class A Common Stock and 67,282,799 shares of Class B Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (B) no shares were held in the treasury of the Company, (C) no shares were held by the Subsidiaries, and
(D) 3,843,000 shares were reserved for future issuance pursuant to employee stock options or stock incentive rights granted pursuant to the Company's 1989 Long-Term Management Incentive Plan and the Company's Stock Option Plan for Outside Directors;
(xi) as of the date hereof, no shares of Company Preferred
Stock are issued and outstanding and there are no agreements, arrangements or understandings with respect to the issuance of any Company Preferred Stock other than the Stock Purchase Agreement dated October 4, 1993 between the Company and NYNEX Corporation; (xii) the Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission ("Commission") since December 31, 1990, and has heretofore made available to the Purchaser, in the form filed with the Commission (excluding any exhibits thereto),
(A) its

Annual Reports on Form 10-K for the fiscal years ended December 31, 1990, 1991 and 1992, respectively, (B) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1993 and June 30, 1993, (C) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1991 and (D) all other forms, reports and other registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (B) above and preliminary materials) filed by the Company with the Commission since December 31, 1990 (the forms, reports and other documents referred to in clauses (A), (B), (C), and (D) above being referred to herein, collectively, as the "SEC Reports"); (xiii) the SEC Reports and any other forms, reports and other documents filed by the Company with the Commission after the date of this Agreement (A) were or will be prepared in accordance with the requirements of the 1933 Act and the 1934 Act, as the case may be, and the rules and regulations thereunder and (B) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; (xiv) the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material in amount);
(xv) since December 31, 1992 there has not been any change, occurrence or circumstance in the business, results of operations or financial condition of the Company or any Subsidiary having, individually or in the aggregate, a Material Adverse Effect, other than changes, occurrences and circumstances referred to in any subsequently filed SEC Reports; (xvi) there is no claim, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened by any public official or governmental authority, against the Company or any Subsidiary, or any of their respective property or assets before any court, arbitrator or administrative, governmental or regulatory authority or body, which challenges the validity of this Agreement, the Certificate of Designation or the Preferred Stock or any action taken or to be taken pursuant hereto or, except as set forth in the SEC Reports, which is reasonably likely to have a Material Adverse Effect; and (xvii) neither the Company nor any Subsidiary is in conflict with, or in default or violation of, (A) any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (B) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) Except as set forth in this paragraph 4 and in paragraph 9(e), the Company makes no representation, express or implied, to the Purchaser.

         (c) "Subsidiary" means a "significant subsidiary" of the Company, as such term is defined in Regulation S-X promulgated under the 1933 Act.

         (d) The term "Material Adverse Effect" means any change or effect that is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole.

         (e) Notwithstanding anything to the contrary in this paragraph 4, any change to or effect on the business, results of operations or financial condition of the Company and its Subsidiaries that results, directly or indirectly, from (a) regulations adopted by the Federal Communications Commission, whether before or after the date hereof, governing financial interest in and syndication of broadcast programming or implementing the Cable Television Consumer Protection and Competition Act of 1992 or (b) the subject matter contemplated by the Company's Current Report on Form 8-K, dated September 13, 1993 (the "Paramount Transaction"), shall not be considered for purposes of determining whether a breach has occurred of any representation or warranty, covenant or agreement of the Company contained herein.

         5.  (a)   The obligation of the Purchaser to
consummate the Closing is subject to the satisfaction (or waiver by the Purchaser, at its sole discretion) of the following conditions:

         (i) (A) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (B) the representations and warranties of the Company contained in this Agreement shall be true in all material respects (other than those contained in Paragraph 4(a)(xv), which shall be true in all respects) as of the Closing Date, as if made at and as of such date (except for any such representations and warranties that are expressly stated to be as of a different date) and (C) the Purchaser shall have received a certificate signed by an executive officer of the Company to the foregoing effect;

        (ii) no judgment, injunction, order or decree shall materially restrict, prevent or prohibit the consummation of the Closing; and

       (iii) the Purchaser shall have received an opinion of Shearman & Sterling, dated the Closing Date, substantially in the form of Exhibit A hereto.

         (b) The obligation of the Company to consummate the Closing is subject to the satisfaction (or waiver by the Company, at its sole discretion) of the following conditions:

         (i) (A) the Purchaser shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (B) the representations and warranties of the Purchaser contained in this Agreement shall be true in all material respects at and as of the Closing Date, as if made at and as of such date (except for any such representations and warranties that are expressly stated to be as of a different date) and (C) the Company shall have received a certificate signed by an executive officer of the Purchaser to the foregoing effect;

        (ii) no judgment, injunction, order or decree shall materially restrict, prevent or prohibit the consummation of the Closing;

       (iii) the Company shall have received an opinion of Thomas W. Hawkins, General Counsel of the Purchaser, dated the Closing Date, substantially in the form of Exhibit B hereto; and

        (iv) the Company shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom, dated the Closing
    Date, substantially in the form of Exhibit C hereto.

         6. Effective as of the Closing and for so long as the Purchaser and its Affiliates Beneficially Own at least 12,000,000 shares of Preferred Stock or the equivalent in number of shares of Preferred Stock and shares of Class B Common Stock issuable upon conversion of the Preferred Stock, the Purchaser shall be entitled to one representative on the Board of Directors of the Company, who shall serve in such capacity in accordance with the Restated Certificate of Incorporation and the By-Laws of the Company. Such representative shall initially be H. Wayne Huizenga, who shall become a member of the Company's Board of Directors simultaneously with the Closing, and the Purchaser shall receive satisfactory evidence of this action.

         7.  (a)   The Purchaser acknowledges that the shares
of Preferred Stock and Class B Common Stock into which such Preferred Stock is convertible have not been registered under the 1933 Act or any state securities law, and hereby agrees not to offer, sell or otherwise transfer, pledge or hypothecate such shares unless and until registered under the 1933 Act and any applicable state securities law or unless, in the opinion of counsel reasonably satisfactory to the Company, such offer, sale, transfer, pledge or hypothecation is exempt from registration or is otherwise in compliance with the 1933 Act and such laws.

         (b) Upon issuance of the Preferred Stock, and until such time as the same is no longer required under the applicable requirements of the 1933 Act, the certificates evidencing the Preferred Stock (and all securities issued in exchange therefor or substitution thereof) shall bear the following legend:

    THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS.

         8. Effective at the Closing, the Purchaser shall have the registration rights, and the Company shall have the obligations, set forth in Annex II.

         9.  (a)   During the Put/Call Period (as defined
below), the Company, at its option, shall have the right to purchase from the Purchaser and the Purchaser, at its option, shall have the right to sell to the Company, in each case at the Put/Call Price (as defined below), 12,000,000 shares of the Preferred Stock.

         (b) The Company or the Purchaser may each exercise the right granted to it in paragraph 9(a) by written notice to the other party at any time during the Put/Call Period and in the event such a notice is so delivered, the repurchase of the 12,000,000 shares of Preferred Stock by the Company (the "Put/Call Closing") shall occur at 10:00 a.m. at the place specified in paragraph 2 hereof on the twentieth Business Day following the date such written notice is delivered.

         (c) At the Put/Call Closing, the Company shall deliver to the Purchaser the Put/Call Price in cash by wire transfer in immediately available funds to an account of the Purchaser designated by the Purchaser by notice to the Company at least two Business Days prior to the date of the Put/Call Closing, and the Purchaser shall deliver to the Company a certificate representing the 12,000,000 shares of Preferred Stock, duly endorsed to the Company or accompanied by a stock power duly executed to the Company, in proper form for transfer, which shares shall be transferred by the Purchaser to the Company free and clear of any encumbrances or adverse claims.

         (d) For the purposes of this paragraph 9, the following terms shall have the following meanings:

         (i) "Put/Call Period" shall mean the period of 120 days following the earlier of (A) August 31, 1994, if, and only if, the Company or any of its Affiliates has not acquired Beneficial Ownership of a majority of the outstanding voting capital stock of Paramount Communications Inc. ("PCI") prior to August 31, 1994 or (B) the date on which any party other than the Company or any of its Affiliates acquires Beneficial Ownership of a majority of the voting capital stock of PCI; and

        (ii) "Put/Call Price" shall mean $300,000,000, representing the aggregate liquidation preference of the 12,000,000 shares of Preferred Stock, plus the aggregate amount of accrued and unpaid dividends on such shares of Preferred Stock to the date of the Put/Call Closing (whether or not earned or declared).

         (e) The Company agrees not to enter into any contract, agreement, arrangement or understanding, nor to take or omit to take any action, that would restrict or impair the performance of its obligations under this paragraph 9, and the Company represents and warrants that it is not a party to nor bound by any such contract, agreement, arrangement or understanding on the date hereof.

         (f) With respect to any put rights granted by the Company to any other investors (each, an "Investor") with respect to the Company's capital stock similar to the put right granted to the Purchaser pursuant to paragraph 9(a), the Company shall notify the Purchaser in writing within two Business Days after receipt of written notice of the exercise of such put right by each such Investor, and in the event the Purchaser also exercises the put right granted pursuant to paragraph 9(a) in accordance with this paragraph 9 within two Business Days of its receipt of such notice (but not later than the expiration of the Put/Call Period), the Company shall use its reasonable best efforts to cause the Put/Call Closing to be held on the same day as the closing under the put right of the other Investor or Investors.

         10. In the event that, until the earlier of (a) the date of the expiration of the Put/Call Period or (b) the consummation of the acquisition by the Company or any of its Affiliates of Beneficial Ownership of a majority of the outstanding voting capital stock of PCI, the Company issues new shares of preferred stock (other than through an offering intended to result in a distribution thereof to more than 35 non-accredited investors, which shall be on market terms) the terms of the Preferred Stock and the terms of Annex II shall be amended in order to be at least as favorable to the holders of such Stock as those of such new shares.

         11. (a) In the event of a Change of Control (as defined below) of the Company, the Purchaser, at its option, shall have the right to sell to the Company or its assignee, at the Designated Price (as defined below), all shares of the Preferred Stock then held by the Purchaser and its Affiliates.

         (b) The Purchaser may exercise the right granted to it in paragraph 11(a) by written notice to the Company at any time during the 30 day period following public announcement of such Change of Control and in the event such a notice is so delivered, the repurchase of such shares of Preferred Stock by the Company (the "Paragraph 11 Closing") shall occur at 10:00 a.m. at the place specified in paragraph 2 hereof on the twentieth Business Day following the date such written notice is delivered.

         (c) At the Paragraph 11 Closing, the Company or its assignee shall deliver to the Purchaser the Designated Price in cash by wire transfer in immediately available funds to an account of the Purchaser designated by the Purchaser by notice to the Company at least two Business Days prior to the date of the Paragraph 11 Closing, and the Purchaser shall deliver to the Company a certificate representing the shares of Preferred Stock referred to in paragraph 11(a), duly endorsed to the Company or accompanied by a stock power duly executed to the Company, in proper form for transfer, which shares shall be transferred by the Purchaser to the Company free and clear of any encumbrances or adverse claims.

         (d) For the purposes of this paragraph 11, the following terms shall have the following meanings:

         (i) A "Change of Control" of the Company shall occur if a Person Beneficially Owns more voting capital stock, on a fully diluted basis, of the Company than National Amusements, Inc., Sumner M. Redstone, any trust established by Mr. Redstone or of which he is the settlor, beneficiary or trustee and any heir, executor, administrator, or personal representative of Mr. Redstone or his estate, and any person or entity in any similar capacity, or any Affiliate of any of the foregoing (collectively, the "Group"), or the Group Beneficially Owns 30% or less of the voting capital stock, on a fully diluted basis, of the Company.

        (ii) "Designated Price" shall mean the sum of (A) 110% multiplied by the aggregate liquidation preference of the shares of Preferred Stock referred to in paragraph 11(a), plus (B) the aggregate amount of accrued and unpaid dividends on such shares of Preferred Stock to the date of the Paragraph 11 Closing.

         12. The Company and the Purchaser agree that after the Closing they shall in good faith discuss and explore forming a joint venture to exploit potential opportunities and synergies among their existing businesses and to pursue additional entertainment and technology opportunities employing the assets of each. The parties intend that any such joint venture will be formed within two years.

         13. (a) The representations and warranties contained in this Agreement shall survive the Closing until the first anniversary of the Closing Date.

         (b) The Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by the Company for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) (a "Loss") actually suffered or incurred by them, arising out of or resulting from the breach of any representation or warranty or covenant of the Company contained in this Agreement.

         (c) The Company and its Affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by the Purchaser for any and all Losses actually suffered or incurred by them, arising out of or resulting from the breach of any representation or warranty or covenant of the Purchaser contained in this Agreement.

         14. (a) The Purchaser agrees that neither the Purchaser nor any of its Affiliates shall participate in any transaction that, directly or indirectly, would have the effect of precluding or competing with the Paramount Transaction.

              (b) The Company agrees that in the event the Company intends to engage in additional equity financing in connection with the Paramount Transaction (other than equity to be issued to stockholders of PCI as consideration in such transaction), the Company shall consult with the Purchaser.

              (c)  The Company agrees that prior to
consummation of the Paramount Transaction, the Company shall receive an opinion from Smith Barney Shearson Inc. that the consideration actually to be paid by the Company in such transaction is fair, from a financial point of view, to the stockholders of the Company.

         15. The Purchaser, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to equitable relief (including injunction and specific performance) in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, as a remedy for any such breach or to prevent any breach of this Agreement. Such remedies shall not be deemed to be the exclusive remedies for a breach or anticipatory breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the parties hereto. To the extent permitted by applicable law, the parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America located in the State of New York for any suits, actions or proceedings arising out of or relating to this Agreement.

         16. This Agreement, its Annexes and Exhibits contain the entire understandings of the parties with respect to the subject matter hereof, thereby superseding all prior agreements of the parties relating to the subject matter hereof (other than the Confidentiality Agreement entered into between the Purchaser and Viacom International Inc. dated July 1, 1993), and may not be amended except by a writing signed by the parties. Except as otherwise provided herein, this Agreement is not assignable by any of the parties; provided that the Purchaser may assign its rights and obligations under this Agreement to a wholly owned subsidiary of the Purchaser, so long as the Purchaser shall remain liable for all financial and performance obligations of the Purchaser hereunder. This Agreement shall be binding upon, and inure to the benefit of, the respective successors of the parties. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         17. Any notices and other communications required to be given pursuant to this Agreement shall be in writing and shall be given by delivery by hand, by mail (registered or certified mail, postage prepaid, return receipt requested) or by facsimile transmission or telex, as follows:

         If to the Company:

              Viacom Inc.
              1515 Broadway
              New York, New York 10036
              Attention:  Philippe P. Dauman
              Facsimile No.:  212-258-6134

         With a copy to:

              Shearman & Sterling
              599 Lexington Avenue
              New York, New York  10022
              Attention:  Stephen R. Volk
              Facsimile No.:  212 848-7179

         If to the Purchaser:

              Blockbuster Entertainment Corporation
              One Blockbuster Plaza
              Fort Lauderdale, Florida  33301-1860
              Attention:  Thomas W. Hawkins
              Facsimile No.:  305-852-3939

         With a copy to:

              Skadden, Arps, Slate, Meagher & Flom
              1440 New York Avenue, N.W.
              Washington, D.C.  20005
              Attention:  Stephen Hamilton/Thomas Casey
              Facsimile No.:  202-393-5760

or to such other addresses as either the Company or the Purchaser shall designate to the other by notice in writing.

         18. For purposes of this Agreement, the following terms shall have the following meanings:

         (a) "Affiliate" shall mean any Person that (i) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified or (ii) is (A) the specified Person's spouse, parent, child, brother or sister or any issue of the foregoing (for purposes of the definition of Affiliate, issue shall include Persons legally adopted into the line of descent), (B) any corporation or organization of which the Person specified or such specified Person's spouse, parent, child, brother or sister or any issue of the foregoing is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of voting stock, and (C) any trust or other estate in which the specified Person or such specified Person's spouse, parent, child, brother or sister or any issue of the foregoing serves as trustee or in a similar fiduciary capacity and (D) the heirs or legatees of the specified Person by will or under the laws of descent and distribution.

         (b) "Beneficially Own" with respect to any securities and "Beneficial Ownership" shall mean having beneficial ownership as determined pursuant to Rule 13d-3 under the 1934
Act including pursuant to any agreement, arrangement or understanding, whether or not in writing.

         (c) "Business Day" has the meaning specified in the Certificate of Designation.

         (d) "Person" shall mean any individual, partnership, joint venture, corporation, trust, incorporated organization, government or department or agency of a government, or any entity that would be deemed to be a "person" under Section 13(d)(3) of the 1934 Act.

         (e) "1933 Act" means the Securities Act of 1933, as amended.

         (f)  "1934 Act" means the Securities Exchange Act of
1934, as amended.

         19. Subject to the terms and conditions of this Agreement, each of the parties hereby agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, rules and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its best efforts to obtain all necessary waivers, consents and approvals. In case at any time after the execution of this Agreement, further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each of the parties shall take all such necessary action.

         20. (a) For so long as the Purchaser and its Affiliates shall Beneficially Own all of the outstanding
Preferred Stock, the provisions of this paragraph 20 shall apply.

         (b) In case the Company shall distribute (in one distribution or a series of related distributions) to all holders of its Class A and Class B Common Stock any Securities (as defined in Section 7(d)(iii) of the Certificate of Designation) with an aggregate fair market value (as determined by the Board of Directors of the Company, whose determination shall, if made in good faith, be conclusive) of more than $300,000,000, then in each such case, unless the Company elects to reserve shares or other units of such Securities for distribution to the holders of the Preferred Stock as described in Section 7(d)(iii) of the Certificate of Designation, the following provisions shall apply, at the election of the Purchaser by written notice to the Company as provided in paragraph 20(f) below (the "Election Notice"):

         (i) Securities shall be distributed to the Purchaser in the amount and kind which the Purchaser would have received if the Purchaser had, immediately prior to the record date for the distribution of the Securities, converted its shares of Preferred Stock into Class B Common Stock;

        (ii) The Purchaser shall be deemed to have consented by delivery of the Election Notice, without the need for further vote or action on the part of the Purchaser, to amend the Certificate of Designation, effective on the date of the distribution of the Securities, to change the terms of the Preferred Stock to reflect the terms of the Redesignated Preferred Stock (as defined below) as determined by the Redesignation Agent (as defined below) in accordance with the provisions of paragraph 20(c) below; and

       (iii) Prior to the date of distribution of the Securities, the Company shall file with the Secretary of State of the State of Delaware the Certificate of Designation as amended as provided in clause (b)(ii) above.

         (c) The terms of the Redesignated Preferred Stock shall be determined by the Redesignation Agent as follows:

         (i) The Redesignation Agent shall determine the Trading Price (as defined below) for the twenty trading days immediately prior to the record date for the distribution of the Securities and the Trading Price for the twenty trading days immediately after the record date for the distribution of the Securities and shall determine the difference, stated as a dollar amount, in the per share Trading Price between such two periods (the "Dollar Trading Difference");

        (ii) The Redesignation Agent shall then multiply the Dollar Trading Difference by the total number of shares of Class B Common Stock that the Preferred Stock would be convertible into immediately prior to the record date for the distribution of the Securities (the product of such multiplication, the "Aggregate Dollar Trading Difference"); and

       (iii) The Redesignation Agent shall then adjust the dividend rate, redemption prices, liquidation preference and/or conversion price (without affecting the number of underlying shares of Class B Common Stock) of the Preferred Stock as specified in the Certificate of Designation, but no other terms of the Preferred Stock, as necessary so that the difference in the fair market value, in the aggregate, of the Preferred Stock prior to the distribution of the Securities and after the distribution of Securities shall be as closely as possible equivalent to the Aggregate Dollar Trading Difference (the Preferred Stock with the terms so adjusted, the "Redesignated Preferred Stock").

         (d) "Trading Price" for the Class B Common Stock for any given period shall be the average of the closing prices for the Class B Common Stock for the trading days included in such period on the American Stock Exchange or, if the American Stock Exchange is not the exchange on which the Class B Common Stock is principally traded, such exchange.

         (e) (i) "Redesignation Agent" shall mean an investment banking firm of national standing chosen in the following manner: the Purchaser shall propose three such investment banking firms to the Company in writing within five Business Days of the delivery of the Election Notice by the Purchaser to the Company and within five Business Days of such firms being so proposed, the Company shall select by written notice to the Purchaser one such firm to serve as the Redesignation Agent.

        (ii) All determinations of the Redesignation Agent shall, if made in good faith, be conclusive.

       (iii) All fees of the Redesignation Agent shall be paid by the Company.

         (f) If at any time the Board of Directors of the Company determines to make a distribution of Securities to which the provisions of this paragraph 20 would apply, the Company shall notify the Purchaser in writing as soon as practicable and, if the Purchaser decides to elect to have the provisions of this paragraph 20 apply to such distribution, the Purchaser shall so notify the Company within 15 Business Days of such notice from the Company. The record date for any such distribution of Securities shall not be before the earlier of 15 Business Days after the Purchaser gives such notice to the Company and the expiration of the 15 Business Day period for the giving of such notice.

         (g) If the Purchaser elects to have the provisions of this paragraph 20 apply in the case of a distribution of Securities, (i) the Purchaser shall thereby waive compliance with the provisions of Section 7 of the Certificate of Designation that would otherwise apply in such case; (ii) the put/call provisions of paragraph 9 of this Agreement shall apply to the Redesignated Preferred Stock and the Put/Call Price shall be appropriately adjusted; and (iii) the

Purchaser agrees that it shall not trade in the Class B Common
Stock during either of the Trading Periods referred to in paragraph 20(c)(i) above.

         21. The Company agrees that, for so long as the Purchaser holds Preferred Stock, the term "ratably", as used in the Company's Restated Certificate of Incorporation with respect to the rights of holders of the Company's common stock to receive dividends and distributions of assets upon liquidation, will be interpreted to mean treating Class A Common Stock and Class B Common Stock as a single class.

         22. The Company agrees that, for so long as the Purchaser and its Affiliates Beneficially Own all of the outstanding Preferred Stock, upon the conversion of any shares of Preferred Stock the Purchaser shall be entitled to receive an amount equal to dividends accrued during the Dividend Period in which such conversion occurs and up to the date of the conversion, less any amounts previously paid with respect to any portion of such Dividend Period. Such amounts shall be paid promptly after such conversion.

         23. The parties agree to consult with each other before taking any action that would require the issuance of, or issuing, any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any securities exchange, will not take any such action, issue any such press release or make any such public statement prior to such consultation.

         24. The Company agrees that, for so long as the Purchaser and its Affiliates Beneficially Own all of the outstanding Preferred Stock, the Company shall not amend, alter or repeal any of the provisions of the Certificate of Designation without the consent of the Purchaser.

         25. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that state.

                                  Very truly yours,

                                  VIACOM INC.


                                  By /s/ Philippe P. Dauman
                                     ----------------------
                                     Philippe P. Dauman
                                     Senior Vice President,
                                     General Counsel and
                                     Secretary

Accepted and agreed on
  the date written above:

BLOCKBUSTER ENTERTAINMENT CORPORATION


By /s/ Steven R. Berrard
   ------------------------
   Steven R. Berrard
   Vice Chairman, President
   and Chief Operating
   Officer

                                      ANNEX I




                CERTIFICATE OF THE DESIGNATIONS, POWERS, PREFERENCES AND RELATIVE, PARTICIPATING OR OTHER RIGHTS, AND THE
              QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, OF


                  SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                 ($0.01 Par Value)

                                         OF

                                    VIACOM INC.


                                 -----------------


               Pursuant to Section 151 of the General Corporation Law
                              of the State of Delaware


                                 -----------------


                   VIACOM INC., a Delaware corporation (the
          "Corporation"), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation pursuant to authority conferred upon the Board of Directors by Article IV of the Restated Certificate of Incorporation of the Corporation, which authorizes the issuance of up to 100,000,000 shares of preferred stock, at a meeting of the Board of Directors duly held on October 21, 1993:

                   RESOLVED, that the issue of a series of preferred stock, $0.01 par value, of the Corporation is hereby authorized and the designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Corporation, are hereby fixed as follows:

              (1) Number of Shares and Designation. 24,000,000 shares of the preferred stock, $0.01 par value, of the Corporation are hereby constituted as a series of the preferred stock designated as Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock may not be increased and may not be decreased below the number of then currently outstanding shares of Series A Preferred Stock.

              (2) Definitions. For purposes of the Series A Preferred Stock, the following terms shall have the meanings indicated:

                   "Board of Directors" shall mean the board of directors
              of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Stock.

                   "Business Day" shall mean any day other than a
              Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                   "Class A Stock" shall mean the Class A Common Stock of
              the Corporation, par value $0.01 per share.

                   "Common Stock" shall mean the Class B Common Stock of
              the Corporation, par value $0.01 per share.

                   "Conversion Price" shall mean the conversion price per
              share of Common Stock for which the Series A Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section (7). The initial Conversion Price will be $70.00 (equivalent to the rate of .3571 of a share of Common Stock for each share of Series A Preferred Stock).

                   "Current Market Price" shall mean, as of a particular
              date, the closing sale price at which Common Stock shall have been sold regular way on the American Stock Exchange or such other exchange or inter-dealer quotation system on which the Common Stock is principally traded or authorized to be quoted.

                   "Dividend Periods" shall mean quarterly dividend
              periods commencing on the first day of October, January, April and July of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period which shall commence on the Issue Date and end on and include December 31, 1993).

                   "Issue Date" shall mean the first date on which shares
              of Series A Preferred Stock are issued.

                   "Person" shall mean any individual, firm, partnership,
              corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                   "Securities" shall have the meaning set forth in
              paragraph (d)(iii) of Section (7) hereof.

                   "Trading Day" means a day on which the American Stock
              Exchange, or such other exchange or inter-dealer quotation system on which the Common Stock is principally traded or authorized to be quoted, is open for the transaction of business.

                   "Transaction" shall have the meaning set forth in
              paragraph (e) of Section (7) hereof.

                   "Transfer Agent" means The First Chicago Trust Company
              of New York or such other agent or agents of the Corporation as may be designated by the Board of Directors of the Corporation as the transfer agent for the Series A Preferred Stock.

              (3) Dividends. (a) The holders of shares of the Series A Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available therefor, cash dividends at the rate per annum of $1.25 per share of Series A Preferred Stock. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when and as declared by the Board of Directors, on the first Business Day of January, April, July and October of each year, commencing on January 1, 1994 or at such additional times and for such interim periods, if any, as determined by the Board of Directors. Each such dividend shall be payable in arrears to the holders of record of shares of the Series A Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 60 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods shall accrue interest at the Base Rate as announced from time to time by Citibank, N.A., which interest, until paid, shall be treated for all purposes of this Certificate of Designation as accrued and unpaid dividends.

              (b) The amount of dividends payable for each full Dividend Period for the Series A Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period on the Series A Preferred Stock, or any other period shorter or longer than a full Dividend Period on the Series A Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Except as provided in Section 5(a), holders of shares of Series A Preferred Stock called for redemption on a redemption date between a dividend payment record date and the dividend payment date shall not be entitled to receive the dividend payable on such dividend payment date. Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Stock.

              (c) So long as any shares of the Series A Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Corporation ranking, as to dividends, on a parity with the Series A Preferred Stock, for any period, nor shall any shares ranking on a parity with the Series A Preferred Stock be redeemed or purchased by the Corporation or any Subsidiary, unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of the Series A Preferred Stock and any other class or series of stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon shares of the Series A Preferred Stock and all dividends declared upon such other stock shall be declared pro rata so that the amounts of dividends per share declared on the Series A Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series A Preferred Stock and such other stock bear to each other.

              (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of Common Stock, Class A Stock or other stock ranking junior to the Series A Preferred Stock, as to dividends and upon liquidation) shall be declared or paid or set apart for payment or other distribution declared or made upon the Common Stock, Class A Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock, as to dividends or upon liquidation nor shall any Common Stock, nor any Class A Stock nor any other such stock of the Corporation ranking junior to the Series A Preferred Stock, as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series A Preferred Stock, as to dividends and upon liquidation) or any Subsidiary unless, in each case
          (i) the full cumulative dividends on all outstanding shares of the Series A Preferred Stock and any other stock of the Corporation ranking on a parity with the Series A Preferred Stock, as to dividends or upon liquidation shall have been paid or set apart for payment for all past Dividend Periods and dividend periods with respect to such other stock and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and the dividend period with respect to any other stock of the Corporation ranking on a parity with the Series A Preferred Stock, as to dividends or upon liquidation.

              (4) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock, Class A Stock or any other series or class or classes of stock of the Corporation ranking junior to the Series A Preferred Stock, upon liquidation, dissolution or winding up, the holders of the shares of Series A Preferred Stock shall be entitled to receive $25.00 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the Series A Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Series A Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section (4), (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

              (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to Series A Preferred Stock, upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series A Preferred Stock, as provided in this Section (4), any other series or class or classes of stock ranking junior to Series A Preferred Stock, upon liquidation, dissolution or winding up shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Series A Preferred Stock shall not be entitled to share therein.

              (5) Redemption at the Option of the Corporation. (a) Series A Preferred Stock may not be redeemed by the Corporation prior to October 1, 1998, after which the Corporation, at its option, may redeem the shares of Series A Preferred Stock, in whole or in part, for an aggregate redemption price of at least $100,000,000 (provided that no partial redemption shall reduce the Series A Preferred Stock outstanding below $100,000,000 aggregate liquidation value) out of funds legally available therefor, at any time or from time to time, subject to the notice provisions and provisions for partial redemption described below, during the 359-day period beginning on October 1, 1998 and during the twelve-month periods beginning on October 1 of the years beginning with 1998 shown below at the following redemption prices plus an amount equal to accrued and unpaid dividends, if any, to the date fixed for redemption, whether or not earned or declared:

                   Year...............................Price

                   1998.............................$ 26.25
                   1999.............................$ 26.00
                   2000 ............................$ 25.75
                   2001 ............................$ 25.50
                   2002 ............................$ 25.25
                   2003 and thereafter..............$ 25.00

              (b) In the event that full cumulative dividends on the Series A Preferred Stock and any other class or series of stock of the Corporation ranking, as to dividends, on a parity with the Series A Preferred Stock have not been paid or declared and set apart for payment, the Series A Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire shares of Series A Preferred Stock or such other stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series A Preferred Stock and such other stock.

              (c) In the event the Corporation shall redeem shares of Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 10 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Corporation, which notice shall be unconditional and irrevocable. Each such notice shall state: (1) the redemption date; (2) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (5) the then current conversion price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price), (i) dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue,
          (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price without interest thereon after the redemption date) shall cease. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) having an office in the Borough of Manhattan, City of New York, and having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds after the redemption date be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of two years from such redemption date shall be released or repaid to the Corporation, after which, subject to any applicable laws relating to escheat or unclaimed property, the holder or holders of such shares of Series A Preferred Stock so called for redemption shall look only to the Corporation for payment of the redemption price.

              Upon surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series A Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

              (6)  Shares to be Retired.  All shares of Series A
          Preferred Stock purchased or redeemed by the Corporation or converted shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series.

              (7) Conversion. Holders of shares of Series A Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

              (a) Subject to and upon compliance with the provisions of this Section (7), a holder of shares of Series A Preferred Stock shall have the right, at his or her option, at any time to convert such shares into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the aggregate liquidation preference of such shares by the Conversion Price and by surrender of such shares so to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section (7); provided, however, that the right to convert shares called for redemption pursuant to Section (5) shall terminate at the close of business on the date fixed for such redemption, unless the Corporation shall default in making payment of the amount payable upon such redemption. Any share of Series A Preferred Stock may be converted, at the request of its holder, in part into Common Stock. If a part of a share of Series A Preferred Stock is converted, then the Corporation will convert such share into the requested shares of Common Stock (subject to paragraph (c) of this Section (7)) and issue a fractional share of Series A Preferred Stock evidencing the remaining interest of such holder.

              (b) In order to exercise the conversion right, the holder of each share of Series A Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent in the Borough of Manhattan, City of New York, accompanied by written notice to the Corporation that the holder thereof elects to convert Series A Preferred Stock or a specified portion thereof. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series A Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

              Holders of shares of Series A Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date) on the corresponding dividend payment date notwithstanding the conversion thereof following such dividend payment record date and prior to such dividend payment date. However, shares of Series A Preferred Stock surrendered for conversion during the period between the close of business on any dividend record date and the opening of business on the corresponding dividend payment date (except shares called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of Series A

          Preferred Stock on a dividend record date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such dividend payment date will receive the dividend payable by the Corporation on such shares of Series A Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series A Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

              As promptly as practicable after the surrender of certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section (7), and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section (7).

              Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation. All shares of Common Stock delivered upon conversions of the Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable.

              (c) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series A Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

              (d) The Conversion Price shall be adjusted from time to time as follows:

                   (i)  In case the Corporation shall after the Issue
              Date (A) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the close of business on the record date in the case of a dividend or distribution (except as provided in paragraph (h) below) and shall become effective immediately after the close of business on the record date in the case of a subdivision, combination or reclassification.

                  (ii) In case the Corporation shall issue after the Issue Date (a) rights or warrants to all holders of Class A Stock or Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Class A Stock or Common Stock at a price per share less than the Conversion Price at the record date for the determination of shareholders entitled to receive such rights or warrants or (b) shares of Class A Stock or Common Stock or securities exercisable for (including rights or warrants other than those referred to in (a) above and subparagraph (iii) below) or exchangeable or convertible into shares of Class A Stock or Common Stock at a price per share (or having an exercise, exchange or conversion price per share) less than the then current Conversion Price
              (other than securities issued in a transaction in which a pro rata share of such securities have been reserved by the Corporation for distribution to the holders of Series A Preferred Stock upon conversion), then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the date of issuance of such rights, warrants or shares of Class A Stock or Common Stock (or securities exercisable for or exchangeable or convertible into shares of Class A Stock or Common Stock) by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Class A Stock or Common Stock outstanding on the date of issuance of such rights, warrants or shares of Class A Stock or Common Stock (or securities exercisable for or exchangeable or convertible into shares of Class A
              Stock or Common Stock) (without giving effect to any such issuance) and (B), in the case of (a) above, the number of shares which the aggregate proceeds from the exercise of such rights or warrants for Class A Stock and Common Stock or, in the case of (b) above, the number of shares which the aggregate consideration receivable by the Corporation for the total number of shares of Class A Stock and Common
              Stock (or securities exercisable for or exchangeable or convertible into shares of Class A Stock or Common Stock) so issued would purchase at the Conversion Price in effect immediately prior to the date of issuance, and the denominator of which shall be the sum of (A) the number of shares of Class A Stock and Common Stock outstanding on the date of issuance of such rights, warrants or shares of Class A Stock or Common Stock (or securities exercisable for or exchangeable or convertible into Class A Stock or Common Stock) (without giving effect to any such issuance) and (B), in the case of (a) above, the number of additional shares of Class A Stock or Common Stock offered for subscription or purchase or, in the case of (b) above, the number of shares of Class A
              Stock and Common Stock so issued or into which the exercisable, exchangeable or convertible securities may be exercised, exchanged or converted. Such adjustment shall be made successively whenever any such rights, warrants or shares of Class A Stock or Common Stock (or securities exercisable for or exchangeable or convertible into Class A Stock or Common Stock) are issued, and shall become effective immediately after such record date or, in the case of the issuance of Class A Stock or Common Stock after the date of issuance thereof (or in the case of securities exercisable for or exchangeable or convertible into shares of Class A Stock or Common Stock, the date on which holders may first exercise, exchange or convert the same in accordance with the respective terms thereof). In determining whether any rights or warrants entitle the holders of Class A Stock or Common Stock to subscribe for or purchase shares of Class A Stock or Common Stock at less than the Conversion Price in effect immediately prior to the date of such issuance, and in determining the aggregate offering price of shares of Class A Stock or Common Stock (or securities exercisable for or exchangeable or convertible into shares of Class A
              Stock or Common Stock), there shall be taken into account any net consideration received or receivable by the Corporation upon issuance and upon exercise of such rights or warrants or upon issuance of shares of Class A Stock or Common Stock (or securities exercisable for or exchangeable or convertible into shares of Class A Stock or Common
              Stock), the value of such consideration, if other than cash, to be determined by the Board of Directors or, if higher, the aggregate exercise, exchange or conversion price set forth in such exercisable, exchangeable or convertible securities.

                 (iii) In case the Corporation shall distribute to all holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or assets (other than a regular cash dividend that the Board of Directors determines, in good faith, can be maintained by the Corporation for at least four consecutive periods covering not less than one year and that the Board of Directors intends to maintain for at least four consecutive periods covering not less than one year or a dividend that, together with all dividends paid in the prior twelve months, does not exceed one percent
              (1%) of the aggregate market value of the Series A
              Preferred Stock and the Common Stock on the date such dividend is declared, in each case, out of profits or surplus) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subparagraph (ii)(a) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case, unless the Corporation elects to reserve shares or other units of such Securities for distribution to the holders of the Series A Preferred Stock upon the conversion of the shares of Series A Preferred Stock so that any such holder converting shares of Series A Preferred Stock will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had, immediately prior to the record date for the distribution of the Securities, converted his or her shares of Series A Preferred Stock into Common Stock (such election to be based upon a determination by the Board of Directors that such reservation will not materially adversely affect the interests of any holder of Series A Preferred Stock in any such reserved Securities), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the date of such distribution by (II) a fraction, the numerator of which shall be the Current
              Market Price per share of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in paragraph (h) below, after the record date for the determination of stockholders entitled to receive such distribution.

                  (iv) Notwithstanding anything in subparagraphs (ii) and (iii) above, if such exercisable, exchangeable or convertible securities, rights or warrants shall by their terms provide for an increase or increases with the passage of time or otherwise in the price payable to the Corporation upon the exercise thereof, the Conversion Price upon any such increase becoming effective shall forthwith be readjusted (but to no greater extent than originally adjusted by reason of such issuance or sale) to reflect the same. Upon the expiration or termination of such rights or warrants, if any such rights or warrants shall not have been exercised, and upon the expiration or termination of the exercise, exchange or conversion rights under such exercisable, exchangeable or convertible securities, if any such exercisable, exchangeable or convertible securities shall not have been exercised, exchanged or converted, then the Conversion Price thereof shall forthwith be readjusted and thereafter be the rate which it would have been had an adjustment been made on the basis that (x) the only rights or warrants so issued or sold were those so exercised and they were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such options, rights or warrants whether or not exercised and (y) the Corporation issued and sold a number of shares of Common Stock equal to those actually issued upon exercise of such exercise, exchange or conversion rights, and such shares were issued and sold for a consideration equal to the aggregate exercise, exchange or conversion price in effect under the exercise, exchange or conversion rights actually exercised at the respective dates of their exercise. An adjustment made pursuant to this subparagraph (iv) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective immediately after the close of business on such date, but shall not affect the Conversion Price applicable to shares of Series A Preferred Stock converted prior to the date notice of such adjustment is given to the holders of Series A Preferred Stock. For purposes of subparagraphs (ii) and (iv), the aggregate consideration received by the Corporation in connection with the issuance of shares of Common Stock or of rights, warrants or securities exercisable for or exchangeable or convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate net offering price of all such securities plus the minimum aggregate amount, if any, payable upon exercise of such rights or warrants and conversion of any such exercisable, exchangeable or convertible securities into shares of Common Stock.

                   (v) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided further any adjustment shall be required and made in accordance with the provisions of this Section (7) (other than this subparagraph (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. All calculations under this Section (7) shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest 1/100 of a share (with .005 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

              (e) In case the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which paragraph (d)(i) of this Section (7) applies) (each of the foregoing being referred to as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction. The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e) and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Stock which will contain provisions enabling the holders of the Series A Preferred Stock which remains outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price immediately after such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

              (f)  If:

                   (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than a regular cash dividend that the Board of Directors determines can be maintained by the Corporation for at least four consecutive periods covering at least one year and that the Board of Directors intends to maintain for at least four consecutive periods covering at least one year or a dividend that, together with all dividends paid in the prior twelve months, does not exceed one percent (1%) of the aggregate fair market value of the Series A Preferred Stock and the Common Stock on the date such dividend is declared, in each case, out of profits or surplus); or

                  (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                 (iii) there shall be any reclassification of the Common Stock (other than an event to which paragraph (d)(i) of this Section (7) applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation, then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the Series A Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date specified in clauses (A) and (B) below, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, sale or transfer is expected, that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale or transfer. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section (7).

              (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officers' certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

          Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series A Preferred Stock at his or her last address as shown on the stock records of the Corporation.

              (h) In any case in which paragraph (d) of this Section (7) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (c) of this Section (7).

              (i) For purposes of this Section (7), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

              (j) Notwithstanding any other provision herein to the contrary, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan at a price per share of at least 95% of Current Market Price, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Corporation or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security (including, but not limited to, Class A Stock) outstanding as of the date the Series A Preferred Stock was first designated, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Corporation to which this Section (7) applies. There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section (7). If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section (7), only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

              (k) In case the Corporation shall take any action affecting the Common Stock, other than action described in this Section (7), which in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Series A Preferred Stock, the Conversion Price for the Series A Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

              (l) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock not theretofore converted. For purposes of this paragraph (l), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

              Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock deliverable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

              The Corporation will use all reasonable efforts to list the shares of Common Stock required to be delivered upon conversion of the Series A Preferred Stock prior to such delivery, upon the American Stock Exchange or such other exchange or inter-dealer quotation system on which the Common Stock is principally traded or authorized to be quoted.

              Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation will use all reasonable efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

              (m) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

              (8) Ranking. Any class or classes of stock of the Corporation shall be deemed to rank:

                   (i) prior to the Series A Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock;

                  (ii) on a parity with the Series A Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class of stock and the Series A Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority one over the other; and

                 (iii) junior to the Series A Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or Class A Stock or if the holders of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

              (9)  Voting.   Except as herein provided or as otherwise
          from time to time required by law, holders of Series A Preferred Stock shall have no voting rights. Whenever, at any time or times, dividends payable on the shares of Series A Preferred Stock at the time outstanding shall be in arrears for such number of Dividend Periods, which Dividend Periods need not be consecutive, which shall in the aggregate contain not less than 360 days, the holders of Series A Preferred Stock shall have the exclusive right, voting separately as a class with holders of shares of any one or more other series of preferred stock ranking on a parity with the Series A Preferred Stock as to dividends, or on the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of Series A Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of the holders of Series A Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of outstanding Series A Preferred Stock (either alone or together with the holders of shares of any one or more other series of preferred stock ranking on such a parity and having like voting rights) as hereinafter set forth. The right of holders of Series A Preferred Stock, voting separately as a class, to elect (either alone or together with the holders of shares of any one or more other series of preferred stock ranking on such a parity and having like voting rights) members of the Board of Directors as aforesaid shall continue until such time as all dividends accumulated on Series A Preferred Stock shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

              If the office of any director elected by the holders of Series A Preferred Stock, voting as a class, becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining director elected by the holders of Series A Preferred Stock, voting as a class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Series A Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office elected by Series A Preferred Stock, voting as a class, shall terminate immediately. Whenever the term of office of the directors elected by the holders of Series A Preferred Stock, voting as a class, shall so terminate and the special voting powers vested in the holders of Series A Preferred Stock shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of this Section (9).

              So long as any shares of the Series A Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Series A Preferred Stock outstanding at the time given in person or by proxy, either in writing or at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

              (a) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to Series A Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or

              (b) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation of the Corporation which would materially and adversely affect any right, preference or voting power of Series A Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of such series or of any other series of preferred stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences or voting powers.

              The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption, scheduled to be consummated within three months after such time.

              (10) Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any shares of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

                   IN WITNESS WHEREOF, the Corporation has caused this Certificate to be made under the seal of the Corporation and signed by Philippe P. Dauman, its Senior Vice President, General Counsel and Secretary, and attested by Katherine B. Rosenberg, its Assistant Secretary, this 21st day of October, 1993.

                                             VIACOM INC.


                                             By
                                                 Philippe P. Dauman
                                               Senior Vice President,
                                                  General Counsel
                                                   and Secretary


          (Corporate Seal)

          Attest:



          By
             Katherine B. Rosenberg
              Assistant Secretary

                                      ANNEX II

                                Registration Rights


                   (a) The Purchaser shall have the right at any time after the earlier of (i) the date of exercise of the Purchaser's put right under paragraph (9) of the agreement dated as of October 21, 1993 between the Purchaser and the Company (the "Agreement"), (ii) the acquisition by the Company or any of its Affiliates of Beneficial Ownership of a majority of the outstanding voting capital stock of PCI and (iii) the expiration of the Put/Call Period to make three requests of the Company in writing: with respect to the first such request to register under the 1933 Act at least $25 million in value (stated value in the case of the Preferred Stock and market value in the case of the Class B Common Stock) of the Preferred Stock or the Class B Common Stock (collectively, the "Securities") Beneficially Owned by the Purchaser (the shares subject to any such request hereunder being referred to as the "Subject Stock"), and with each subsequent such request being at least 6 months following such prior request which resulted in a registration statement with respect to the Subject Stock which was effective until the earlier of the completion of the offering of such Subject Stock or three months. The Company shall use all reasonable efforts to cause the Subject Stock to be registered under the 1933 Act as soon as reasonably practicable after receipt of a request so as to permit promptly the sale thereof, and in connection therewith, the Company shall prepare and file, on such appropriate form as the Company in its discretion shall determine, a registration statement under the 1933 Act to effect such registration. The Company shall use all reasonable efforts to list all Subject Stock covered by such registration statement on any national securities exchange on which Securities of the same class and, if applicable, series, covered by such registration statement or on which the underlying common stock of the same class and, if applicable, series, are then listed or, if such listing cannot be made, to list such Subject Stock on the National Association of Securities Dealers Automated Quotation System or National Market System. The Purchaser hereby undertakes to provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the Commission and to obtain any desired acceleration of the effective date of such registration statement. Any registration statement filed at the Purchaser's request hereunder will not count as a requested registration unless effectiveness is maintained until the earlier of completion of the offering and three months. Notwithstanding the foregoing, the Company (i) shall not be obligated to cause any special audit to be undertaken in connection with any such registration (provided that this provision shall not relieve the Company of its obligation to obtain any required consents with respect to financial statements in prior periods) and (ii) shall be entitled to postpone for a reasonable period (not to exceed 180 days) of time the filing of any registration statement otherwise required to be prepared and filed by the Company if the Company is, at such time, either (A) conducting or about to conduct an underwritten public offering of equity securities (or securities convertible into equity securities) or is subject to a contracted obligation not to engage in a public offering and is advised in writing by its managing underwriter or underwriters (with a copy to the Purchaser) that such offering would in its or their opinion be adversely affected by the registration so requested or (B) subject to an existing contractual obligation to its underwriters not to engage in a public offering.

                   At any time after January 1, 1995, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of its equity securities (i) for its own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission)) or (ii) for the account of any holders of its securities (including any pursuant to a demand registration), then the Company shall give written notice of such proposed filing to the Purchaser as soon as practicable (but in any event not less than 5 Business Days before the anticipated filing date), and such notice shall offer the Purchaser the opportunity to register such number of shares of Securities as the Purchaser requests. If the Purchaser wishes to register securities of the same class or series as the Company or such holder, such registration shall be on the same terms and conditions as the registration of the Company's or such holders' securities (a "Piggyback Registration"). Notwithstanding anything contained herein, if the lead underwriter of an offering involving a Piggyback Registration delivers a written opinion to the Company that the success of such offering would be materially and adversely affected by inclusion of all the securities requested to be included, then the number of securities to be registered by each party requesting registration rights shall be reduced in proportion to the number of securities originally requested to be registered by each of them. Nothing contained herein shall require the Company to reduce the number of shares proposed to be issued by the Company.

                   No securities may be registered on a registration statement requested by the Purchaser under this Agreement without the Purchaser's express written consent.

                   (b) In connection with any offering of shares of Subject Stock registered pursuant to this Annex II, the Company
          (i) shall furnish to the Purchaser such number of copies of any prospectus (including any preliminary prospectus) as it may reasonably request in order to effect the offering and sale of the Subject Stock to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current and (ii) take such action as shall be necessary to qualify the shares covered by such registration statement under such "blue sky" or other state securities laws for offer and sale as the Purchaser shall request; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it shall not then be qualified or to file any general consent to service of process in any jurisdiction in which such a consent has not been previously filed. If applicable, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters selected by it (reasonably satisfactory to the Purchaser) containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions; provided, however, that such underwriter or underwriters shall agree to use their best efforts to ensure that the offering results in a distribution of the Subject Stock sold in accordance with the terms of the agreement. In connection with any offering of Subject Stock registered pursuant to this Annex II, the Company shall (x) furnish to the underwriter, at the Company's expense, unlegended certificates representing ownership of the Subject Stock being sold in such denominations as requested and (y) instruct any transfer agent and registrar of the Subject Stock to release any stop transfer orders with respect to such Subject Stock. Upon any registration becoming effective pursuant to this Annex II, the Company shall use all reasonable efforts to keep such registration statement current for such period as shall be required for the disposition of all of said Subject Stock; provided, however, that such period need not exceed three months.

                   (c) The Purchaser shall pay all underwriting discounts and commissions related to shares of Subject Stock being sold by the Purchaser. The Company shall pay all other fees and expenses in connection with any registration statement, including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or "blue sky" laws, fees and disbursements of the Company's counsel, the counsel of the Purchaser, accountants (including the expenses of "cold comfort" letters required by or incident to such performance and compliance) and any fees and disbursements of underwriters customarily paid by issuers in secondary offerings.

                   (d) In the case of any offering registered pursuant to this Annex II, the Company agrees to indemnify and hold the Purchaser, each underwriter of Securities under such registration and each person who controls any of the foregoing within the meaning of Section 15 of the 1933 Act and the directors and officers of the Purchaser, harmless against any and all losses, claims, damages, liabilities or action to which they or any of them may become subject under the 1933 Act or any other statute or common law or otherwise, and to reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Subject Stock, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), if used prior to the effective date of such registration statement, or contained in the prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this paragraph (d) shall not apply to such losses, claims, damages, liabilities or actions which shall arise from the sale of Subject Stock by the Purchaser if such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission shall have been (x) made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser or any such underwriter specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto or (y) made in any preliminary prospectus, and the prospectus contained in the registration statement in the form filed by the Company with the Commission pursuant to Rule 424(b) under the 1933 Act shall have corrected such statement or omission and a copy of such prospectus shall not have been sent or given to such person at or prior to the confirmation of such sale to him.

                   (e) In the case of each offering registered pursuant to this Annex II, the Purchaser and each underwriter participating therein shall agree, in the same manner and to the same extent as set forth in paragraph (d) of this Annex II severally to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of
          Section 15 of the 1934 Act, and the directors and officers of the Company, and in the case of each such underwriter, the Purchaser, each person, if any, who controls the Purchaser within the meaning of the 1934 Act and the directors, officers and partners of the Purchaser, with respect to any statement in or omission from such registration statement or any preliminary prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid), if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser or such underwriter specifically for use in connection with the preparation of such registration statement or any preliminary prospectus or prospectus contained in such registration statement or any such amendment thereof or supplement thereto.

                   (f) Each party indemnified under paragraph (d) or (e) of this Annex II shall, promptly after receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party to so notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement contained in paragraph (d) or (e) of this Annex II, unless the indemnifying party was prejudiced by such omission, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party.
          In case any such action
          shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may desire, jointly with any other indemnifying party similarly notified, to assume the defense thereof, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under paragraph (d) or (e) of this Annex II for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation.

                   (g) If the indemnification provided for under paragraph (d) or (e) shall for any reason be held by a court to be unavailable to an indemnified party under paragraph (d) or
          (e) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under paragraph (d) or (e) hereof, the indemnified party and the indemnifying party under paragraph
          (d) or (e) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective seller of Securities covered by the registration statement which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective seller from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

                   (h) Capitalized terms not defined in this Annex shall have the meanings set forth in the Agreement.

                                                               Exhibit A






                   1. The execution and delivery of the Agreement by the Company and the performance of its obligations thereunder have been duly and validly authorized by all necessary corporate action on the part of the Company.

                   2. The Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                   3. The Preferred Stock has been validly issued, is fully paid and nonassessable, has not been issued in violation of or subject to any preemptive rights and has the rights set forth in the Company's Restated Certificate of Incorporation, as amended through the date hereof.

                   4. When each share of Common Stock deliverable upon conversion of the Preferred Stock has been delivered upon such conversion in accordance with the terms of the Company's Restated Certificate of Incorporation, as then amended, such shares of Common Stock will be validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive rights and will have the rights set forth in the Company's Restated Certificate of Incorporation, as then amended.

                                                              Exhibit B






                   1. The execution and delivery of the Agreement by the Purchaser and the performance of its obligations thereunder have been duly and validly authorized by all necessary corporate action on the part of the Purchaser.

                   2. The Agreement has been duly and validly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                                                              Exhibit C






                   Assuming the due authorization, execution and delivery by the Company, the Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, provided that (i) the enforceability of the Agreement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (ii) we express no opinion as to the enforceability of any right to indemnity or contribution under the Agreement which are violative of the public policy underlying any law, rule or regulation (including any state and Federal securities law, rule or regulation).